UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2020

NATHAN’S FAMOUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35962	11-3166443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York	11753
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 338-8500

N/A
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	NATH	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 15, 2020, Nathan's Famous, Inc. (the "Company") held its annual meeting of stockholders. At the annual meeting, stockholders of the Company voted on the matters set forth below.

1. The proposal to elect nine directors was approved based upon the following vote:

Name	For	Withheld	Broker Non-Votes
Robert J. Eide	2,602,669	325,540	825,508
Eric Gatoff	2,867,606	60,603	825,508
Brian S. Genson	2,670,877	257,332	825,508
Barry Leistner	2,824,828	103,381	825,508
Andrew Levine	2,895,126	33,083	825,508
Howard M. Lorber	2,495,343	432,866	825,508
Wayne Norbitz	2,810,862	117,347	825,508
A.F. Petrocelli	2,140,753	787,456	825,508
Charles Raich	2,672,871	255,338	825,508

2. The proposal to adopt, on an advisory basis, a resolution approving the compensation of the Company's Named Executive Officers, as described in the Proxy Statement under "Executive Compensation" was approved based on the following vote:

For	Against	Abstain	Broker Non-Votes
2,852,450	65,922	9,837	825,508

3. The proposal to ratify the appointment of Marcum LLP as the Company’s auditors for fiscal year 2021 was approved based on the following vote:

For	Against	Abstain	Broker Non-Votes
3,666,841	7,230	73,034	6,612

4. The non-binding stockholder proposal to request that the board of directors of the Company initiate the appropriate processes to amend the Company’s certificate of incorporation and/or by-laws to require a majority vote in uncontested elections of directors of the Company was not approved based on the following vote:

For	Against	Abstain	Broker Non-Votes
1,206,526	1,241,305	486,988	818,898

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2020	NATHAN’S FAMOUS, INC.

	By:	/s/ Robert Steinberg
		Name:	Robert Steinberg
		Title:	Vice President Finance, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Accounting Officer)